Exhibit 99.1

Dot Ai Announces Preliminary Revenue for Fourth Quarter

and Full Year 2025; Provides Revenue Range for 2026

Preliminary, unaudited revenue for the full year 2025 of approximately $5.6 to $5.9 million

LAS VEGAS, Nevada – January 20, 2026 – CID Holdco, Inc. d/b/a Dot Ai (Nasdaq: DAIC) (“Dot Ai” or the “Company”), an IoT and AI-based SaaS company at the forefront of Asset Intelligence, today announced preliminary and unaudited revenue results for the fourth quarter and full year 2025. Dot Ai expects revenue of approximately $4.3 to $4.6 million in the fourth quarter of 2025. For the full year 2025, the Company expects revenue of approximately $5.6 to $5.9 million.

For the full year 2026, the Company expects revenue of approximately $15 to $25 million.

“Our 2025 performance, particularly our growth to new revenue highs in Q3 and Q4, reflect the acquisition of some key customers and the shipment of initial hardware platform orders for their programs,” said Ed Nabrotzky, CEO of Dot Ai. “Looking to 2026, we believe we have the right pieces in place to accelerate pipeline conversion and drive additional subscriber acquisition and material revenue contribution from annual recurring revenue. During 2026, we are taking targeted actions to sharpen our operating model and strengthen this foundation.”

Full Results:

Dot Ai plans to report its unaudited fourth quarter and audited full year 2025 financial results later this quarter, at which time the Company will discuss its financial results in greater detail and provide an update on its expectations for 2026.

Preliminary Financial Information:

Dot Ai’s unaudited, preliminary revenue results for the fourth quarter and full year 2025 are based on current expectations, the audit of which is underway by Dot Ai’s external independent certified public accounting firm under Public Company Accounting Oversight Board standards, and may be adjusted as a result of, among other things, completion of annual audit procedures. This financial information does not represent a comprehensive statement of the Company’s financial results for the fourth quarter or full year 2025 and remains subject to the completion of financial closing procedures, internal reviews and completion of the audit.

About Dot Ai

At the heart of the technological revolution in asset management and security lies Dot Ai, a trailblazing SaaS company that is defining Asset Intelligence for smart supply chain operations. By harnessing the power of real-time IoT tracking technology and AI-enhanced analytics, Dot Ai stands at the forefront of innovation, offering patented solutions that are not just advanced, but transformative. Through relentless research and development, Dot Ai has engineered a suite of technologies that empower organizations to not only streamline their logistics and supply chain processes, but also bolster operational security to unprecedented levels. Leveraging state-of-the-art AI engines, cutting-edge 5G RF and BLE technology, and seamless API integrations, Dot Ai transcends traditional boundaries, offering real-time asset visibility and predictive analytics that integrate effortlessly with existing infrastructure. This is not just technology; it’s a vision for a more secure, efficient, and connected world. Discover more about how Dot Ai is leading the charge in Asset Intelligence by visiting https://daic.ai.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include all statements that are not historical facts, including statements regarding its expected revenue results for the fourth quarter and full year 2025, projected revenue for the full year 2026, and anticipated production capacity increases, facility expansion plans, expected order fulfillment, and future business growth. All forward-looking statements are based on Dot Ai’s current expectations and beliefs concerning future developments and their potential effects on the company. Forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from those expressed in the forward-looking statements. Readers are cautioned not to put undue reliance on forward-looking statements, and Dot Ai assumes no obligation to update or revise these forward-looking statements, whether as a result of new information, future events, or otherwise, except as required by law.

Dot Ai Contacts

Investors and Media:

ICR, Inc.

dotai@icrinc.com